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                                                                 EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198 and No. 33-57223 of
Cardinal Health, Inc. on Form S-3, Registration Statements No. 333-62938 and No. 333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38022, No. 33-52537, No. 33-38021, No. 33-52539, No. 333-42357,
No. 333-52535, No. 33-64337, No. 333-72727, No. 333-91849, No. 33-63283, No.
33-63283-01, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No.
333-21631-02, No. 333-30889-01, No. 333-56655-01, No. 333-71727, No.
333-68819-01, No. 333-90417, No. 333-90423, No. 333-90415, No. 333-92841, No.
333-38198, No. 333-38190, No. 333-38192, No. 333-56006, No. 333-56008, No.
333-56010, No. 333-53394, No. 333-91598 and No. 333-91600 of Cardinal Health,
Inc. on Form S-8, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2002. The consolidated financial statements and financial statement schedule of Cardinal Health, Inc. for the years ended June 30, 2001 and 2000, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated July 27, 2001.


/s/ Ernst & Young LLP
Ernst & Young LLP

Columbus, Ohio
September 27, 2002